Exhibit 10.26

After recording, return to:

Bilzin Sumberg Baena

Price & Axelrod LLP

1450 Brickell Avenue, 23rd Floor

Miami, Florida 33131 3456

Attn: Post·Closing Department

(Space Above For Recorder's Use Only)

NOTE AND MORTGAGE

ASSUMPTION AGREEMENT

(COMM 2014-CCRE14; Loan No. 301471033)

THIS NOTE AND MORTGAGE ASSUMPTION AGREEMENT (“Agreement”) is executed April 3 , 2014, effective as of April 3 , 2014, and is entered into among U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE HOLDERS OF COMM 2014-CCRE14 MORTGAGE TRUST COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES (“Lender”), having an address at 190 South LaSalle Street, 7th Floor, Attn: CMBS Account Management, Chicago, Illinois 60603, Re: COMM 2014-CCRE14; Loan No 301471033; BR-NPT SPRINGING ENTITY, LLC, a Delaware limited liability company (“Original Borrower”), having an address at c/o Bluerock Real Estate, L.L.C., 712 Fifth Avenue, 9th Floor, New York, New York 10019 and BRG NORTH PARK TOWERS, LLC, a Delaware limited liability company (“New Borrower”), having an address at c/o Bluerock Real Estate, L.L.C., 712 Fifth Avenue, 9th Floor, New York, New York 10019. Original Borrower and New Borrower are hereinafter sometimes collectively referred to as “Borrower Parties”.

PRELIMINARY STATEMENT

A.           Original Borrower is the current owner of fee title to that certain real property (“Land”) and the buildings and improvements thereon (“Improvements”), commonly known as “North Park Towers” located in the City of Southfield, County of Oakland, State of Michigan, more particularly described in Exhibit A attached hereto and made a part hereof (the Land and the Improvements are hereinafter sometimes collectively referred to as the “Project”).

1

B.           Lender is the current owner and holder of a loan (“Loan”) in the original principal amount of $11,500,000.00, as evidenced and/or secured by the documents described on Exhibit B attached hereto (together with any and all other agreements, documents, instruments evidencing, securing or in any manner relating to the Loan, as all of the same may be amended, restated, supplemented or otherwise modified from time to time, shall hereinafter be collectively referred to as the “Loan Documents”). The Loan is secured in part by the Project, which Project is described in and encumbered by the “Security Instrument” described on Exhibit B. New Borrower desires to purchase the Project from Original Borrower and to assume Original Borrower's obligations under the Loan Documents as provided herein.

C.           A sale of the Project to, and the assumption of the Loan by, a third party without the consent of the holder of the Security Instrument is prohibited by the terms thereof.

D.           The Lender has agreed to consent to the following requested actions (collectively the “Requested Actions”): (i) Original Borrower selling the Project to New Borrower, and (ii) New Borrower assuming all of Original Borrower's obligations under the Loan Documents, on the terms and conditions hereinafter set forth.

In consideration of $10.00 paid by each of the parties to the other, the mutual covenants set forth below, and other good and valuable consideration, receipt and sufficiency of which are acknowledged, the parties agree as follows:

ARTICLE 1

ACKNOWLEDGMENTS, WARRANTIES AND REPRESENTATIONS

1.1.        Original Borrower Representations. As a material inducement to Lender to enter into this Agreement and to consent to the Requested Actions, Original Borrower acknowledges, warrants, represents and agrees to and with Lender as follows:

(a)            Incorporation of Recitals. All of the facts set forth in the Preliminary Statement of this Agreement are true and correct and incorporated into this Agreement by reference.

(b)           Authority of Original Borrower.

(i)          Original Borrower. Original Borrower is a duly organized, validly existing limited liability company in good standing under the laws of the State of Delaware and is qualified to transact business in the State of Michigan. BR-North Park Towers, LLC (“Original Borrower Manager”) is the Manager (and also a member) of Original Borrower. Original Borrower Manager, acting alone without the joinder of any other manager or member of Original Borrower or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind Original Borrower under this Agreement. The execution and delivery of, and performance under, this Agreement by Original Borrower have been duly and properly authorized pursuant to all requisite limited liability company action and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Original Borrower or the articles of organization, certificate of formation, operating agreement, limited liability company agreement or any other organizational document of Original Borrower or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Original Borrower is a party or by which the Project may be bound or affected.

2

   (ii)         Original Borrower Manager. Original Borrower Manager is a duly organized, validly existing limited liability company in good standing under the laws of the State of Delaware and is qualified to transact business in the State of Michigan. Jordan Ruddy (“Ruddy”) is an authorized signatory of Original Borrower Manager (as appointed by Bluerock Real Estate, L.L.C., a Delaware limited liability company, which is the sole manager of Original Borrower Manager). Ruddy, acting alone without the joinder of any manager or member of Original Borrower Manager or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind Original Borrower Manager and Original Borrower under this Agreement. The execution and delivery of, and performance under, this Agreement by Original Borrower Manager have been duly and properly authorized pursuant to all requisite company action and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Original Borrower Manager or the articles of organization, certificate of formation, operating agreement, limited liability company agreement or any other organizational document of Original Borrower Manager or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Original Borrower Manager is a party or by which the Project may be bound or affected.

(c)              Compliance with Laws. To Original Borrower's knowledge, all permits, licenses, franchises or other evidences of authority to use and operate the Project as it is presently being operated and as contemplated by the Loan Documents are current, valid and in full force and effect. Original Borrower has not received any written notice from any governmental entity claiming that Original Borrower or the Project is not presently in compliance with any laws, ordinances, rules and regulations bearing upon the use and operation of the Project, including, without limitation, any notice relating to any violations of zoning, building, environmental, fire, health, or other laws, ordinances, rules, codes or regulations.

(d)              Rent Roll. The Rent Roll (“Rent Roll”) attached hereto and made a part hereof as Exhibit C is a true, complete and accurate summary of all tenant leases (collectively, “Leases”) affecting the Project as of the date of this Agreement.

(e)              Leases. The Leases are the only leases affecting the Project and are currently in full force and effect. Original Borrower has not been notified of any landlord default under any of the Leases; there are no leasing broker's or finder's commissions of any kind due or to become due with respect to the Leases or the Project; the rents and security deposits under the Leases shown on the Rent Roll are true and correct; Original Borrower has not received any prepaid rents or given any concessions for free or reduced rent under the Leases except as may be permitted pursuant to the terms of the Loan Documents and will not accept any prepaid rents for more than one month in advance. To the best of Original Borrower's knowledge, all of the commercial tenants at the project are currently in possession and are operating businesses from their leased premises.

3

(f)               Title to Project and Legal Proceedings. Original Borrower is the current owner of fee title to the Condominium Units (as defined in the Loan Agreement) and good title and rights in and to the Common Elements of the Condominium (as defined in the Loan Agreement). There are no pending or threatened suits, judgments, arbitration proceedings, administrative claims, executions or other legal or equitable actions or proceedings against Original Borrower or the Project, or any pending or threatened condemnation proceedings or annexation proceedings affecting the Project, or any agreements to convey any portion of the Project, or any rights thereto to any person, entity, or government body or agency not disclosed in this Agreement or the Loan Documents.

(g)              Loan Documents. The Loan Documents constitute valid and legally binding obligations of Original Borrower enforceable against Original Borrower, as limited herein, and the Project in accordance with their terms. Original Borrower acknowledges and agrees that, nothing contained in this Agreement, or the Requested Actions, shall release or relieve Original Borrower from its obligations, agreements, duties, liabilities, covenants and undertakings under the Loan Documents arising prior to the date hereof. Original Borrower has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever against Lender, Wells Fargo Bank, National Association, Rialto Capital Advisors, LLC and any and all other parties appointed and/or serving as servicers of the Loan (“Servicer”), all subsidiaries, parents and affiliates of Lender and Servicer and each of the foregoing parties' predecessors in interest, and each and all of their respective past, present and future partners, members, certificateholders, officers, directors, employees, agents, contractors, representatives, participants and heirs and each and all of the successors and assigns of each of the foregoing (collectively, “Lender Parties”) with respect to (i) the Loan, (ii) the Loan Documents, or (iii) the Project. To the extent Original Borrower would be deemed to have any such defenses, setoffs, claims, counterclaims or causes of action as of the date hereof, Original Borrower knowingly waives and relinquishes them, such waiver shall not apply with respect to the enforcement by Original Borrower against Lender of Lender's obligations under this Agreement.

(h)              Bankruptcy. Original Borrower has no intent to (i) file any voluntary petition under any Chapter of the Bankruptcy Code, Title 11, U.S.C.A. (“Bankruptcy Code”), or in any manner to seek any proceeding for relief, protection, reorganization, liquidation, dissolution or similar relief for debtors (“Debtor Proceeding”) under any local, state, federal or other insolvency Jaw or laws providing relief for debtors, (ii) directly or indirectly cause any involuntary petition under any Chapter of the Bankruptcy Code to be filed against Original Borrower or any members thereof or (iii) directly or indirectly cause the Project or any portion or any interest of Original Borrower in the Project to become the property of any bankrupt estate or the subject of any Debtor Proceeding.

4

(i)             No Default. To Original Borrower's knowledge, no event, fact or circumstance has occurred or failed to occur which constitutes, or with the lapse or passage of time, giving of notice or both, could constitute a Default or an Event of Default (as such terms are defined in the Loan Agreement) in the Loan Agreement.

(j)             Lead Paint Disclosure. Original Borrower has no knowledge of any lead- based paint and/or lead-based paint hazards in the Improvements and, except as delivered to Lender in writing, Original Borrower has no reports or records pertaining to any lead-based paint and/or lead-based paint hazards in the Improvements.

(k)             Reaffirmation. Original Borrower reaffirms and confirms the truth and accuracy of all representations and warranties made by it as set forth in the Loan Documents, in all material respects, as if made on the date hereof.

1.2.         Acknowledgments, Warranties and Representations of New Borrower. As a material inducement to Lender to enter into this Agreemen1and to consent to the Requested Actions, New Borrower acknowledges, warrants, represents and agrees to and with Lender as follows:

(a)            Incorporation of Recitals. All of the facts set forth in the Preliminary Statement of this Agreement are true and correct and incorporated into this Agreement by reference.

(b)           Authority of New Borrower.

(i)          New Borrower. New Borrower is a duly organized, validly existing limited liability company in good standing under the laws of the State of Delaware and is qualified to transact business in the State of Michigan. Bluerock Residential Holdings, L.P. (“New Borrower Member”) is the sole member of New Borrower and Original Borrower Manager is the Manager of New Borrower. Original Borrower Manager, acting alone, without the joinder of any other manager of New Borrower or New Borrower Member or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind New Borrower under this Agreement and the Loan Documents. The execution and delivery of, and performance under, this Agreement and the Loan Documents by New Borrower have been duly and properly authorized pursuant to all requisite company action and will not {x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to New Borrower or the articles of organization, certificate of formation, operating agreement, limited liability company agreement, or any other organizational document of New Borrower or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which New Borrower is a party or by which the Project may be bound or affected.

5

(ii)         Original Borrower Manager. Original Borrower Manager is a duly organized, validly existing limited liability company in good standing under the laws of the State of Delaware and is qualified to transact business in the State of Michigan. Ruddy is an authorized signatory of Original Borrower Manager (as appointed by Bluerock Real Estate, L.L.C., a Delaware limited liability company, which is the sole manager of Original Borrower Manager). Ruddy, acting alone without the joinder of any manager or member of Original Borrower Manager or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind Original Borrower Manager and New Borrower under this Agreement and the Loan Documents. The execution and delivery of, and performance under, this Agreement by Original Borrower Manager have been duly and properly authorized pursuant to all requisite company action and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Original Borrower Manager or the articles of organization, certificate of formation, operating agreement, limited liability company agreement or any other organizational document of Original Borrower Manager or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Original Borrower Manager is a party or by which the Project may be bound or affected.

(iii)        New Borrower Member. New Borrower Member is a duly organized, validly existing limited partnership in good standing under the laws of the State of Delaware and is not required by law to become qualified to transact business in the State of Michigan. Bluerock Residential Growth REIT, Inc. (the “REIT”) is the sole general partner of New Borrower Member. The REIT, acting alone without the joinder of any other partner of New Borrower Member or any other party, has the power and authority on behalf of and to duly bind New Borrower Member under this Agreement and the Loan Documents to which New Borrower Member shall be a party pursuant to the New Indemnitor Joinder (defined below).

(iv)        REIT.  The REIT is a duly organized, validly existing corporation in good standing under the laws of the State of Maryland and is not required by law to become qualified to ·transact business in the· State of Michigan. Christopher J. Vohs (“Vohs”) an authorized signatory of the REIT. Vohs, acting alone without the joinder of any other authorized signatory or any other officer or director of the REIT or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind the REIT under this Agreement and the Loan Documents as to which the REIT shall become a party pursuant to the New Indemnitor Joinder. The execution and delivery of, and performance under, this Agreement by the REIT have been duly and properly authorized pursuant to all requisite corporate action and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the REIT or the articles of organization, certificate of incorporation, certificate of trust, bylaws, trust agreement or any other organizational document of the REIT or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which the REIT is a party or by which the Project may be bound or affected.

6

(c)             Financial Statements. The financial statements and other information (collectively, “Financial Statements”) of New Borrower Member and the REIT (individually and/or collectively, “Principal”) which have been previously delivered to Lender are true, complete and accurate in all material respects and accurately represent the financial condition of each Principal as of the date thereof. All of the assets shown on each Principal's Financial Statements are owned by such Principal, individually, as its sole and separate property, and not otherwise jointly with any other person or entity. There has not been any material adverse change to· the financial condition of Principal between the date of the Financial Statements and the date of this Agreement. New Borrower also acknowledges and agrees to cause Principal to timely comply with all financial, bookkeeping and reporting requirements set forth in the Loan Documents that are applicable to the Guarantor thereunder, including, without limitation, those set forth in Section 4.9 of the Loan Agreement. New Borrower acknowledges that the Financial Statements have been provided to Lender to induce Lender to enter into this Agreement and are being relied upon by Lender for such purposes. Lender agrees that since New Borrower is a single member limited liability company, to the extent that New Borrower Member files a tax return instead of New Borrower, that it will provide Lender with the tax returns for New Borrower Member instead of New Borrower. Similarly, to the extent that the balance sheets and financial statements of New Borrower are consolidated with those of New Borrower Member, that the consolidated balance sheets and financial statements will clearly identify the assets and liabilities of New Borrower as belonging to New Borrower and New Borrower Member will provide Lender with copies of said consolidated balance sheets and financial statements.

(d)             Bankruptcy Proceedings. None of New Borrower or Principal (together with any other direct or indirect owners of 10% or more of New Borrower or Principal, collectively, the “New Borrower Parties”) or any other entities which may be owned or controlled directly or indirectly by any of New Borrower Parties (collectively, the “Related Entities”) has been a party to any Debtor Proceeding within seven (7) years prior to the date of this Agreement.

(e)             Defaults on Other Indebtedness. None of New Borrower Parties or any Related Entities has materially defaulted under its or their obligations with respect to any other indebtedness within seven (7) years prior to the date of this Agreement.

(f)             New Borrower's Organizational Documents. New Borrower has not transacted any business in New Borrower's name since its formation except as related to the acquisition of the Project. New Borrower is and will continue to be in full compliance with all of its organizational documents and the single purpose entity and separateness requirements of the Loan Documents and such organizational documents do not conflict with any of such single purpose entity and separateness requirements of the Loan Documents.

(g)             Assets of New Borrower. The only assets of New Borrower are the Project, the personal property owned by New Borrower and used in connection with the Project and cash or cash equivalents.

(h)             Management of Project. There will be no change in the Manager (as such term is defined in the Loan Agreement) managing the Project nor will there be any changes to the Management Agreement (as such term is defined in the Loan Agreement) in connection with the Requested Actions. Original Borrower will assign as of the date hereof all of its right, title and interest in, to and under the Management Agreement to New Borrower.

7

(i)              Cash Management Agreement. New Borrower agrees and acknowledges that (i) the Cash Management Agreement, as amended hereby, is in full force and effect, (ii) all actions have been taken to open any new accounts required thereunder for the New Borrower, and (iii) immediately following the completion of the Requested Actions, New Borrower shall deliver written notice to all tenants and other parties as set forth in (and as required by) the Cash Management Agreement of the requirements of the Cash Management Agreement.

(j)              Clearing Account Agreement. New Borrower agrees and acknowledges that (i) the Clearing Account Agreement, as amended hereby, is in full force and effect and (ii) all actions have been taken to open any new accounts required thereunder for the New Borrower.

(k)             Loans to Related Entities. There are no loans payable by New Borrower to any of the Related Entities or any other entities or persons.

(1)             New Borrower Parties' Interests. None of New Borrower Parties or any of the Related Entities is obtaining a loan to finance its direct or indirect interest in New Borrower or the Project or pledging its direct or indirect interest in New Borrower to any party, and none of the entities or individuals owning a direct or indirect interest in New Borrower has any right to take over control from any of such other entities or individuals.

(m)            Prohibited Person. New Borrower warrants and represents, after review of the website identified below, that none of New Borrower or, to the best of New Borrower's knowledge, New Borrower Parties or any of their respective officers, directors, shareholders, partners, members or affiliates (including other holders of indirect equity interests in New Borrower) is an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order 13224, issued on September 24, 2001 (“E013224”), (ii) whose name appears on the United States Treasury Department's Office of Foreign Assets Control (“OFAC') most current list of “Specifically Designated Nationals and Blocked Persons” (which list may be published from time to time in various media including, but not limited to, the OFAC website, http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf), who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224, or (iv) who, to the knowledge of New Borrower, is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses [i] - [iv] above are herein referred to as a “Prohibited Person”). New Borrower covenants and agrees that none of New Borrower Parties or any of their respective officers, directors, shareholders, partners, members or affiliates (including other holders of indirect equity interests in New Borrower) will knowingly conduct any business, or engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (b) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. New Borrower further covenants and agrees to deliver (from time to time) to Lender any such certification as may be requested by Lender in its reasonable discretion, confirming that, based on reasonable inquiry .(x) none of New Borrower Parties or any of their respective officers, directors, shareholders, partners, members or affiliates (including other holders of indirect equity interests in New Borrower) is a Prohibited Person and (y) none of New Borrower, or to the best of New Borrower's knowledge, any of the other New Borrower Parties, or their respective officers, directors, shareholders, partners, members or affiliates (including the holders of indirect equity interests in New Borrower) has (a) knowingly conducted any business, or engaged in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person or (b) knowingly engaged in or conspired to engage in any transaction that evaded or avoided, or had the purpose of evading or avoiding, or attempted to violate, any of the prohibitions set forth in E013224.

8

(n)            Loan Documents. The Loan Documents, from and after the date hereof and as hereby amended, are valid and legally binding obligations of New Borrower, enforceable against New Borrower and the Project in accordance with their terms. This Agreement and the execution of other documents contemplated hereby do not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Loan Documents, and they shall not in any way affect or impair the liens and security interests created by the Loan Documents, which New Borrower acknowledges to be valid and existing liens and security interests in the Project. New Borrower agrees that the lien and security interests created by the Loan Documents continue to be in full force and effect, unaffected and unimpaired by this Agreement or by the transfer of the Project or any collateral described in financing statements filed in connection with the Loan Documents and that said liens and security interests shall so continue in their perfection and priority until the debt secured by the Loan Documents is fully discharged. New Borrower has no defenses, affirmative defenses, setoffs, claims, counterclaims, crossclaims or causes of action of any kind or nature whatsoever against the Lender Parties with respect to (i) the Loan, (ii) the indebtedness due under the Loan Documents (the “Indebtedness”), (iii) the Loan Documents, or (iv) the Project, To the extent New Borrower would be deemed to have any such defenses, affirmative defenses, setoffs, claims, counterclaims, crossclaims or causes of action as of the date hereof, New Borrower knowingly waives and relinquishes them. New Borrower acknowledges that it has received copies of all of the Loan Documents.

(o)             No Default. To New Borrower’s actual knowledge, no event, fact or circumstance has occurred or failed to occur which constitutes, or with the lapse or passage of time, giving of notice or both, could constitute a default or Event of Default under the Loan Documents.

(p)             Inspections and Tenant Estoppels. New Borrower has not obtained any written inspection reports relating to the Project in connection with the Requested Actions. Additionally, New Borrower has not obtained any tenant estoppel certificates from the tenants located at the Project in connection with the Requested Actions.

9

(q)             Reaffirmation. To New Borrower’s actual knowledge, New Borrower affirms and confirms the truth and accuracy of all representations and warranties made by Original Borrower and set forth in the Loan Documents, in all material respects, as if made on the date hereof, excluding those pertaining to Original Borrower’s membership and organizational structure, financial statements and data pertaining solely to Original Borrower or its members and other matters pertaining solely to Original Borrower and not the Project.

(r)             Post-Closing Ownership. Immediately following consummation of the Requested Actions, New Borrower will be 100% directly or indirectly owned by Bluerock Residential Holdings L.P., a Delaware limited partnership, and under common sponsorship with Original Borrower.

ARTICLE 2

ACKNOWLEDGMENT AND COVENANTS OF BORROWER PARTIES

As a material inducement to Lender to enter into this Agreement and to consent to the Requested Actions, each of Borrower Parties, as to itself only, acknowledges, warrants, represents, covenants and agrees to and with Lender as follows:

2.1.         Assumption of Loan. New Borrower hereby assumes the indebtedness due under the Note, the Loan and all of Original Borrower's other obligations, as grantor, mortgagor, borrower, assignor, trustor, indemnitor, guarantor, or maker, as the case may be, under the Loan Documents to the same extent as if New Borrower had signed such instruments. New Borrower agrees to comply with and be bound by all the terms, covenants and agreements, conditions and provisions set forth in the Loan Documents applicable to the Borrower thereunder.

2.2.         Indebtedness. As of March 12, 2014, the outstanding principal balance of the Loan was $11,500,000.00 and the following escrow and reserve balances (collectively, “Escrow Balances”) are being held by Lender: (i) a tax escrow balance of $184,681.65; (ii) an insurance escrow balance of $0.00; (iii) a capital expenditures reserve account of $20,084. 16; and (iv) a required repairs reserve account of $151,520.26. Further, Borrower Parties acknowledge and agree that Lender will continue to hold the Escrow Balances for the benefit of New Borrower in accordance with the terms of the Loan Documents. In the event of any error in, or omission from, the foregoing, Lender shall not be prejudiced, limited, or estopped, in any way in its right to charge, collect and receive any and all monies lawfully due Lender under the Loan Documents. By its execution hereof, Lender represents and warrants to New Borrower that to Lender's actual knowledge (i) the amounts set forth above are correct, (ii) Lender has not issued any written notices of a Default or an Event of Default to Original Borrower which have not been cured, and (iii) there are no existing material defaults under the Loan Documents.

10

2.3.         Assumption Fee. Simultaneously with or prior to the execution hereof, any or both of Borrower Parties shall pay to or has paid Lender a processing fee of $25,000.00, which Borrower Parties agrees are fees for new consideration and are not interest charged in connection with the Loan.

2.4.         Payment of Transaction Costs and Expenses. Any or both of Borrower Parties shall pay at the time of execution of this Agreement ·by Lender: (a) the legal fees and disbursements of Lender's counsel, Bilzin Sumberg Baena Price & Axelrod LLP, in connection with the preparation of this Agreement and the transactions contemplated in this Agreement; all recording costs and documentary stamps, or other taxes if any, due upon the recording of this Agreement; and (c) the costs of updating Lender's policy of title insurance insuring the Security Instrument to a current date and endorsing such policy to include this Agreement in the description of the Security Instrument with no additional exceptions, or, at Lender's option, the cost of obtaining a new lender's policy of title acceptable to Lender insuring the Loan Documents as affected by this Agreement.

2.5.        Information.

(a)              All information provided to Lender or any Servicer by New Borrower and/or New Indemnitor or any of their respective employees, officers, directors, partners, members, managers or representatives, in connection with or relating to (i) the Requested Actions, (ii) this Agreement or the transactions contemplated hereby or (iii) the Project, contains no untrue statement of material fact and does not omit a material fact necessary in order to make such information not misleading, and the provision of any such information by Lender or any Servicer to any rating agency is expressly consented to by New Borrower and New Indemnitor and will not infringe upon or violate any intellectual property rights of any party. New Borrower and New lndemnitor, by their execution of this Agreement or the Joinder attached hereto, jointly and severally, agree to reimburse, indemnify and hold Lender Parties harmless from and against any and all liabilities, judgments, costs, claims, damages, penalties, expenses, losses or charges (including, but not limited to, all reasonable legal fees and court costs) (collectively, “Indemnification Costs”), which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any breach or inaccuracy of the foregoing representations and warranties or any fraudulent or tortuous conduct of New Borrower and/or New lndemnitor in connection with the Requested Actions, this Agreement or the transactions contemplated hereby, including the misrepresentation of financial data presented to Lender in connection with the Requested Actions.

11

(b)              All information provided to Lender and any Servicer by Original Borrower and/or Original Indemnitor or any of their respective employees, officers, directors, partners, members, managers or representatives, in connection with or relating to (i) the Requested Actions, (ii) this Agreement or the transactions contemplated hereby or (iii) the Project, contains no untrue statement of material fact and does not omit a material fact necessary in order to make such information not misleading, and the provision of any such information by Lender or any Servicer to any rating agency is expressly consented to by Original Borrower and Original Indemnitor and will not infringe upon or violate any intellectual property rights of any party. Original Borrower and Original Indemnitor, by their execution of this Agreement or the Joinder attached hereto, jointly and severally, agree to reimburse, indemnify and hold Lender Parties harmless from and against any and all Indemnification Costs, which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any breach or inaccuracy of the foregoing representations and warranties or any fraudulent or tortuous conduct of Original Borrower and/or Original Indemnitor in connection with the Requested Actions, this Agreement or the transactions contemplated hereby, or the Project, including the misrepresentation of financial data presented to Lender in connection with the Requested Actions.

2.6.         Release and Covenant Not To Sue. Each of Borrower Parties, as to itself and all of its heirs, successors and assigns only, remises, releases, acquits, satisfies and forever discharges Lender Parties from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements,, liabilities, obligations, expenses, damages, judgments, executions, actions, inactions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, whether known or unknown, either now accrued or subsequently maturing, which any of Borrower Parties now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the date of completion of the Requested Actions (“Acquisition Date”) , including, without limitation, matters arising out of or relating to (a) the Loan, (b) the Loan Documents, (c) the Indebtedness, (d) the Project, and (e) any other agreement or transaction between Borrower Parties or any one of them and any of Lender Parties concerning matters arising out of or relating to the items set forth in subsections (a) - (d) above. Each of Borrower Parties, as to itself and all of its respective heirs, successors and assigns only, covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of Lender Parties by reason of or in connection with any of the foregoing matters, claims or causes of action. This release and covenant not to sue shall not apply with respect to Lender's obligations under this Agreement

2.7.         Further Assurances. Borrower Parties shall execute and deliver to Lender such agreements, instruments, documents, financing statements and other writings as may be requested from time to time by Lender to perfect and to maintain the perfection of Lender's security interest in and to the Project, and to consummate the transactions contemplated by or in the Loan Documents and this Agreement.

ARTICLE 3

ADDITIONAL PROVISIONS

3.1.         Consent of Lender. Subject to the terms of this Agreement, Lender hereby consents to the Requested Actions. Each of Borrower Parties, Original Indemnitor (as defined in the Joinder by and Agreement of Original Indemnitor attached hereto (the “Original Indemnitor Joinder”)) an New Indemnitor (as defined in the Joinder by and Agreement of New Indemnitor attached hereto (the “New Indemnitor Joinder”)) agrees that neither this Agreement nor Lender's consent to the Requested Actions shall be deemed Lender's consent or a waiver of Lender's right to consent to any other action requiring Lender consent under the Loan Documents that may be contained in any of the documents or items delivered to Lender in connection with the Requested Actions, whether or not such documents or items were reviewed and/or accepted by Lender. Moreover, neither this Agreement nor Lender's consent to the Requested Actions shall constitute a modification of any of the terms or conditions of the Loan Documents, except as expressly provided for in this Agreement.

12

3.2.         Modifications to Loan Documents.

(a)            Loan Agreement.

  (i)          Schedule VII of the Loan Agreement is hereby replaced with the Schedule VII attached hereto.

  (ii)          The term “Cash Management Agreement” in the Loan Agreement shall hereafter include all agreements that are intended to amend, modify, supplement, or replace the Cash Management Agreement.

   (iii)         The term “Clearing Account Agreement” in the Loan Agreement shall hereafter include all agreements that are intended to amend, modify, supplement, or replace the Clearing Account Agreement.

3.3.         Release of Original Indemnitor and Original Borrower. By its execution hereof, Lender hereby releases (i) Original Indemnitor from its obligations under the Guaranty and the Environmental Indemnity (as defined in Exhibit B attached hereto) in accordance with and subject to the terms of the Original Indemnitor Joinder and (ii) Original Borrower from personal liability for all acts or events occurring or obligations arising under the Loan Documents after the Acquisition Date with the exception of any liability of Original Borrower based upon (a) any material misrepresentation of Original Borrower in this Agreement or any other document executed by Original Borrower in connection herewith and/or (b) its obligations under the Environmental Indemnity (the “Environmental Indemnity Obligations”) or any of the other Loan Documents that are caused by Original Borrower or any of its agents or result from the existence of conditions existing prior to the Acquisition Date or migrating to or from any portion of the Project prior to the Acquisition Date, or result from a violation of Environmental Laws (defined in the Environmental Indemnity) prior to the Acquisition Date. Original Borrower shall bear the burden of proving when Hazardous Substances (defined in the Environmental Indemnity) first existed upon, about or beneath the Project or began migrating to or from the Project and when a violation of Environmental Law first occurred; provided, however, the foregoing burden of proof is for the benefit of the Lender, its successors and assigns) and is not for the benefit of any other party.

13

3.4.         UCC Filings. New Borrower hereby grants and confirms unto Lender a first lien priority security interest in all of New Borrower's assets, including but not limited to all of its (i) personal property and all of the fixtures located at the Project and (ii) the Property (as such term is defined in the Security Instrument), to the maximum extent permitted by the Uniform Commercial Code (“UCC”). Borrower Parties hereby consent to the filing of any financing statements or UCC forms required to be filed in the applicable states or any other applicable filing office, including, but not necessarily limited to, the state of organization of New Borrower and in the Records (collectively “Filings”) in order to perfect or continue the perfection of said interest and, notwithstanding anything contained in any of the Loan Documents to the contrary, in accordance with the UCC, as amended, subsequent to the making of the Loan, said Filings may be made by Lender without the consent of either of the Borrower Parties.

3.5.         References to Terms in Loan Documents.

(a)              Each reference in the Loan Documents that refers to a Loan Document that has been modified by this Agreement shall hereinafter be modified to include that Loan Document as it has been modified by this Agreement (and by any and all other amendments, restatements, supplements or other modifications made to such document from time to time).

(b)             All references to the term Loan Documents in the Security Instrument and the other Loan Documents shall hereinafter be modified to include this Agreement and all documents executed and/or required in connection with the Requested Actions.

ARTICLE 4

MISCELLANEOUS PROVISIONS

4.1.         No Limitation of Remedies. No right, power or remedy conferred upon or reserved to or by Lender in this Agreement is intended to be exclusive of any other right, power or remedy conferred upon or reserved to or by Lender under this Agreement, the Loan Documents or at law but each and every remedy shall be cumulative and concurrent, and shall be in addition to each and every other right, power and remedy given under this Agreement, the Loan Documents or now or subsequently existing at law.

4.2.         No Waivers. Except as otherwise expressly set forth in this Agreement, nothing contained in this Agreement shall .constitute a waiver of any rights or remedies of Lender under the Loan Documents or at law. No delay or failure on the part of any party hereto in the exercise of any right or remedy under this Agreement shall operate as a waiver, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action or forbearance by any party hereto contrary to the provisions of this Agreement shall be construed to constitute a waiver of any of the express provisions. Any party hereto may in writing expressly waive any of such party's rights under this Agreement without invalidating this Agreement.

4.3.         Successors or Assigns. Whenever any party is named or referred to in this Agreement, the heirs, executors, legal representatives, successors, successors-in-title and assigns of such party shall be included. All covenants and agreements in this Agreement shall bind and inure to the benefit of the heirs, executors, legal .representatives, successors, successors-in-title and assigns of the parties, whether so expressed or not.

14

4.4.          Construction of Agreement. · Each party hereto acknowledges that it has participated in the negotiation of this Agreement and no provision shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision. Borrower Parties at all times have had access to an attorney in the negotiation of the terms of and in the preparation and execution of this Agreement and have had the opportunity to review and analyze this Agreement for a sufficient period of time prior to execution and delivery. No representations or warranties have been made by or on behalf of Lender, or relied upon by Borrower Parties, pertaining to the subject matter of this-Agreement, other than those set forth in this Agreement. All prior statements, representations and warranties, if any, are totally superseded and merged into this Agreement, which represents the final and sole agreement of the parties with respect to the subject matters. All of the terms of this Agreement were negotiated at arm's length, and this Agreement was prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any of the parties upon the others. The execution and delivery of this Agreement are the free and voluntary act of Borrower Parties.

4.5.          Invalid Provision to Affect No Others. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or any related transaction at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity: If any clause or provision operates or would prospectively operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be deemed deleted, as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect.         ·

4.6.          Notices. Notwithstanding anything to the contrary contained .in any of the Loan Documents, any and all notices, elections, approvals, consents, demands, requests and responses (“Communications”) permitted or required to be given under this Agreement and the Loan Documents shall not be effective unless in writing, signed by or on behalf of the party giving the same, and sent by certified or registered mail, postage prepaid, return receipt requested, or by hand delivery or a nationally recognized overnight courier service (such as FedEx), to the party to be notified at the address of such party set forth below or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance with this Section. Any Communications shall be effective upon the earlier of their receipt (or refusal of receipt) or three days after mailing in the manner indicated in this Section. Receipt of Communications shall occur upon actual delivery but if attempted delivery is refused or rejected, the date of refusal or rejection shall be deemed the date of receipt. Any Communication, if given to Lender, must be addressed as follows, subject to change as provided above:

15

U.S. Bank National Association, as Trustee

c/o Wells Fargo Bank, National Association

Commercial Mortgage Servicing

550 South Tryon Street, 14th Floor

MAC D 1086

Charlotte, North Carolina 28202

Re: COMM 2014-CCRE14; Loan No.: 301471033

With a copy to:

Rialto Capital Advisors, LLC

790 N.W. 107th Avenue, Suite 400

Miami, Florida 33172

Attn:    Niral Shah, Director

Re: COMM 2014-CCRE14 Loan No.: 27-9300033

and, if given to Original Borrower or New Borrower must be addressed as follows, notwithstanding any other address set forth in the Loan Documents to the contrary, subject to change as provided above:

BR-NPT Springing Entity, LLC or BRG North Park Towers, LLC

c/o Bluerock Real Estate, L.L.C.

712 Fifth Avenue, 9th Floor

New York, New York 10019

Attn:              Jordan Ruddy and Michael L. Konig, Esq.

Facsimile:      (212) 278-4420

With a copy to:

Hirschler Fleischer PC

2100 East Cary Street

Richmond, Virginia 23223

Attn:              Robert G. Boyle, Jr., Esq.

Facsimile:      (804) 644-0957

4.7.          Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State in which the Project is located.

4.8.          Headings; Exhibits. The headings of the articles, sections and subsections of this Agreement are for the convenience of reference only, are not to be considered a part of this Agreement and shall not be used to construe, limit or otherwise affect this Agreement.

16

4.9.          Modifications. The terms of this Agreement may not be changed, modified, waived, discharged or terminated orally, but only by an instrument or instruments in writing, signed by the party against whom the enforcement of the change, modification, waiver, discharge or termination is asserted. Lender's consent to the Requested Actions shall not be deemed to constitute Lender's consent to any provisions of the organizational documents that would be in violation of the terms and conditions of any of the Loan Documents.

4.10.         Time of Essence; Consents. Time is of the essence of this Agreement and the Loan Documents. Any provisions for consents or approvals in this Agreement shall mean that such consents or approvals shall not be effective unless in writing and executed by Lender.

4.11.         Counterparts. This Agreement may be executed in two or more counterparts> each of which shall be deemed an original, but all of which will constitute the same agreement. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

4.12.         New Indemnitor Joinder. New Indemnitor shall assume the obligations of Original Borrower and/or Original Indemnitor under the Guaranty and the Environmental Indemnity pursuant to the Joinder by and Agreement of New Indemnitor attached hereto.

4.13. WAIVER OF TRIAL BY JURY. BORROWER PARTIES AND LENDER EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER PARTIES AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

17

The parties have executed and delive1·ed this Agreement as of the day and year first above written.

Witnesses:	LENDER:

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE HOLDERS OF COMM 2014-CCRE14 MORTGAGE TRUST COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

	By:	Rialto Capital Advisors, LLC, as attorney-in-fact

/s/ Erika D. Levy		By:	/s/ Adam Singer
Print Name:	Erika D. Levy		Managing Director

/s/ Aileen Perez
Print Name:	Aileen Perez

STATE OF FLORIDA	)
) SS:
COUNTY OF MIAMI-DADE	)

The foregoing instrument was acknowledged before me this 1 day of April, 2014, by Adam Singer as Managing Director of Rialto Capital Advisors, LLC, a limited liability company, as attorney-in-fact, on behalf of said limited liability company, as attorney-in-fact for U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE HOLDERS OF COMM 2014-CCRE14 MORTGAGE TRUST COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, on behalf of the said trust. He X is personally known to me or has produced a driver's license as identification.

Ninette Minguez	/s/ Ninette Minguez
COMMISSION #EE023973	Notary Public, State of Florida
EXPIRES: SEP. 07, 2014	Print Name:	Ninette Minguez

WWW.AaronNotary.COM	My Commission Expires:

[AFFIX NOTARY STAMP ABOVE]

[LENDER'S SIGNATURE PAGE TO ASSUMPTION AGREEMENT]

The parties have executed and delivered this Agreement as of the day and year first above written.

Witnesses:	ORIGINAL BORROWER:

BR-NPT SPRINGING ENTITY, LLC,
a Delaware limited liability company

	By:	BR-North Park Towers, LLC, a Delaware limited liability company, its manager

/s/ Christopher J. Vohs		By:	/s/ Jordan Ruddy
Print Name:	Christopher J. Vohs	Name:	Jordan Ruddy
		Title:	Authorized Signatory
s/ Molly Brown
Print Name:	Molly Brown

STATE OF	New York	)
) SS.
COUNTY OF	New York	)

The foregoing instrument was acknowledged before me this 1 day of April, 2014, by Jordan Ruddy, the Authorized Signatory of BR-North Park Towers, LLC, a Delaware limited liability company, the manager of BR-NPT SPRINGING ENTITY, LLC, a Delaware limited liability company, on behalf of said limited liability company. He is personally known to me or who produced    as identification.

/s/ Dale Pozzi
Notary Public, State of	New York
My Commission Expires:	Jan 28, 2017

DALE POZZI NOTARY PUBLIC-STATE OF NEW YORK NO. 01PO6275397 Qualified in New York County My Commission Expires January 28, 2017

[ORIGINAL BORROWER'S SIGNATURE PAGE TO ASSUMPTION AGREEMENT]

The parties have executed and delivered this Agreement as of the day and year first above written.

NEW BORROWER:
Witnesses:
BRG NORTH PARK TOWERS, LLC,
a Delaware limited liability company

	By:	BR-North Park Towers, LLC, a Delaware limited liability company, its manager

		By:	/s/ Jordan Ruddy
/s/ Christopher J. Vohs		Name:	Jordan Ruddy
Print Name:	Christopher J. Vohs	Title:	Authorized Signatory

s/ Molly Brown
Print Name:	Molly Brown

STATE OF	New York	)
) SS.
COUNTY OF	New York	)

The foregoing instrument was acknowledged before me this 1 day of April, 2014, by Jordan Ruddy, the Authorized Signatory of BR-North Park Towers, LLC, a Delaware limited liability company, the manager of BRG NORTH PARK TOWERS, LLC, a Delaware limited liability company, on behalf of said limited liability company. He is personally known to me or who produced            as identification.

/s/ Dale Pozzi
Notary Public, State of	New York
My Commission Expires:	Jan 28, 2017

DALE POZZI
NOTARY PUBLIC-STATE OF NEW YORK
NO. 01PO6275397
Qualified in New York County
My Commission Expires January 28, 2017

[NEWBORROWER'S SIGNATURE PAGE TO ASSUMPTION AGREEMENT]

SCHEDULE VII

List of Directors and Officers of Board of Directors of the Condominium Association

Director:           R. Ramin Kamfar

Director:           Jordan Ruddy

Director:           Patricia Anderson

R. Ramin Kamfar - President

Jordan Ruddy - Secretary and Treasurer

EXHIBIT A

LEGAL DESCRIPTION

The land referred to in this Policy is described as follows:

All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the City of Southfield, County of Oakland, State of Michigan.

Units 1 through 331, both inclusive, being all of the Units of North Park Towers Condominium, according to the Master Deed recorded in Liber 7794 on Pages 337 through 412, inclusive, Oakland County Records, and designated as Oakland County Condominium Subdivision Plan No. 305, together with rights in General Common Elements, and Limited Common Elements as set forth in the above Master Deed and as described in Act 229 of the Public Acts of 1963, and Act 59 of the Public Acts of 1978, as amended.

NOTE: Being Parcel No. 24-36-128-001 thru 24-36-128-331, of the City of Southfield, County of Oakland.

EXHIBIT B

LOAN DOCUMENTS

1.          Promissory Note dated December 24, 2013, in the principal amount of $11,500,000.00 (the “Note”), executed by Original Borrower in favor of Arbor Commercial Mortgage, LLC (“Original Lender”), and endorsed to the order of Lender.

2.          Mortgage dated as of December 24, 2013 (the “Security Instrument”), executed by Original Borrower in favor of Original Lender and recorded in Official Records Book 46687, at Page 396 in the Public Records of Oakland County, Michigan (“Records”), and assigned to Lender.

3.          Assignment of Leases and Rents dated as of December 24, 2013, executed by Original Borrower in favor of Original Lender and recorded in Official Records Book 46687, at Page 420 of the Records, and assigned to Lender.

4.          Loan Agreement dated as of December 24, 2013 (the “Loan Agreement”) between Original Borrower and Original Lender.

5.          UCC Financing Statement reflecting Original Borrower, as debtor, and Original Lender, as secured party, and recorded in Official Records Book 46687, at Page 433 of the Records, and assigned to Lender.

6.          UCC Financing Statement reflecting Original Borrower, as debtor, and Original Lender, as secured party and filed with the Secretary of State of Delaware under File No. 20140029439, and assigned to Lender.

7.          Guaranty of Recourse Obligations dated as of December 24, 2013 (the “Guaranty”), executed by Original Indemnitor in favor of Original Lender, and assigned to Lender.

8.          Environmental Indemnity Agreement dated as of December 24, 2013 (the “Environmental Indemnity”), executed by Original Borrower and Original lndemnitor in favor of Original Lender, and assigned to Lender.

9.          Assignment of Management Agreement dated as of December 24, 2013 (the “Assignment of Management Agreement”), executed by Bluerock Property Management, LLC, a Michigan limited liability company (“Manager”) and Original Borrower in favor of Original Lender, and assigned to Lender.

10.         Deposit Account Agreement dated as of December 24, 2013 (the “Cash Management Agreement”) executed by Original Borrower, KeyBank National Association, and Original Lender, and assigned to Lender.

11. Lockbox Deposit Account Control Agreement dated as of December 24, 2013 (the “Clearing Account Agreement”), executed by Original Borrower, KeyBank National Association, as Clearing Bank, and Original Lender, and assigned to Lender.

2

EXHIBIT C

RENT ROLL

(INTENTIONALLY DELETED FOR PURPOSES OF RECORDING)